Exhibit 23.1

We consent to the incorporation by reference in this Registration Statement of Corbus Pharmaceuticals Holdings, Inc. and Subsidiary on Form S-3 to be filed on or about January 5, 2018 of our report dated March 8, 2017, on our audit of the consolidated financial statements as of December 31, 2016 and 2015 and for each of the years then ended, which report was included in the Annual Report on Form 10-K filed March 8, 2017. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-3.

/s/ EISNERAMPER LLP

Iselin, New Jersey

January 5, 2018